UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2023

Plum Acquisition Corp. I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-40218	98-1577353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fillmore St. #2089 San Francisco, CA CA	94115
(Address of Principal Executive Offices)	(Zip Code)

(415) 683-6773
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	PLMIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the Units	PLMI	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PLMIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2023, Plum Acquisition Corp. I (the “Company”) entered into an amended and restated subscription agreement (“A&R Subscription Agreement”) with Polar Multi-Strategy Master Fund (the “Investor”) and Plum Partners, LLC (the “Sponsor” and, together with the Company and Investor, the “Parties”), which amends and restates the subscription agreement entered into by the Parties on March 16, 2023. The purpose of the A&R Subscription Agreement remains for the Sponsor to raise up to $1,500,000 from the Investor to fund the Articles Extension (defined below) and to provide working capital to the Company during the Articles Extension (“Investor’s Capital Commitment”). As such, subject to, and in accordance with the terms and conditions of the A&R Subscription Agreement, the Parties agreed,

(a)            from time to time, the Company will request funds from the Sponsor for working capital purposes or for the Sponsor to fund an extension payment pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (each a “Drawdown Request”). The Sponsor, upon on at least five (5) calendar days’ prior written notice (“Capital Notice”), may require a drawdown against the Investor’s Capital Commitment under a Drawdown Request (each a “Capital Call”);

(b)            in consideration of the Capital Calls, Sponsor will transfer (i) 0.75 shares of Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) in respect of the initial contribution, and (ii) 1 share of Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) in respect of the second contribution (together, the “Subscription Shares”) to the Investor at the closing of the Business Combination (the “Business Combination Closing”). The Subscription Shares shall be subject to the Lock-Up Period as defined in section 5 of the Sponsor Letter Agreement dated March 2, 2023 (the “Letter Agreement”). The Subscription Shares shall not be subject to any additional transfer restrictions or any additional lock-up provisions, earn outs, or other contingencies and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity in relation to the Business Combination;

(c)            each member of the Sponsor has the right to contribute any amount requested under each Drawdown Request (“Sponsor Capital Contribution”), provided that such Sponsor Capital Contributions will be made on terms no more favorable than the Investor’s Capital Commitment. In addition, the Company and Sponsor maintain the ability to enter into other agreements with each other or with other parties which shall provide for funding of the Company (through the issuance of equity, entry into promissory notes, or otherwise) outside of Drawdown Requests, provided that the terms of any such agreement between the Company or Sponsor with each other or any party or parties will be no more favorable than the terms under this Agreement;

(d)            any amounts funded by the Sponsor to the Company under a Drawdown Request shall not accrue interest and shall be promptly repaid by the Company to the Sponsor upon the Business Combination Closing. Following receipt of such sums from the Company, and in any event within 5 business days of the Business Combination Closing, the Sponsor or Company shall pay to the Investor, an amount equal to all Capital Calls funded under the A&R Subscription Agreement (the “Business Combination Payment”). The Investor may elect at the Business Combination Closing to receive such Business Combination Payment in cash or Class A ordinary shares at a rate of 1 Class A ordinary share for each $10 of the Capital Calls funded under the A&R Subscription Agreement. If the Company liquidates without consummating the Business Combination, any amounts remaining in the Sponsor or Company’s cash accounts, not including the Company’s Trust Account, will be paid to the Investor within five (5) days of the liquidation;

(e)            on the Business Combination Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the A&R Subscription Agreement not to exceed $5,000; and

(f)            an amount that is up to $160,000 (being the total and final amount that the Sponsor can call as the second contribution) may be requested by the Sponsor in one or more Capital Notices before July 31, 2023.

The foregoing description of the A&R Subscription Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2023, Plum Acquisition Corp. I (the “Company”) received written notice of the resignation of Jennifer Ceran as a member of the Company’s board of directors. Ms. Ceran was a member of the board of directors’ Audit Committee and Compensation Committee. Ms. Ceran’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On July 11, 2023, the Company received written notice of the resignation of Kevin Turner as a member of the Company’s board of directors. Mr. Turner was Chairman of the of the board of directors’ Nominating Committee. Mr. Turner’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On July 11, 2023, the Company received written notice of the resignation of Kelly Wright as a member of the Company’s board of directors. Ms. Wright was a member of the board of directors’ Nominating Committee. Ms. Wright’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On July 17, 2023, the Company received written notice of the resignation of Ursula Burns as Executive Chairwoman and a member of the Company’s board of directors. Ms. Burns’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On July 17, 2023, the Company’s board of directors appointed Alan Black as a director to fill an existing vacancy and Vivian Chow as a director to fill an existing vacancy. The Company expects that its board of directors will appoint Mr. Black and Ms. Chow to the board of director’s Audit Committee.

Mr. Black will serve until his term expires at the Company’s first annual meeting of stockholders and until a successor is elected and qualified, or until his earlier death, resignation or removal. Ms. Chow will serve until her term expires at the Company’s first annual meeting of stockholders and until a successor is elected and qualified, or until her earlier death, resignation or removal.

Neither Mr. Black or Ms. Chow have been appointed to serve as a director pursuant to any agreement or understanding with the Company or any other person. There are no family relationships between Ms. Black or Ms. Chow and any other director or executive officer of the Company and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Black and Ms. Chow are expected to enter into indemnification agreements with the Company, the form of which was previously filed as Exhibit 10.4 to the Company's Amendment No. 2 to Registration Statement on Form S-1/A filed with the SEC on March 3, 2021. Mr. Black and Ms. Chow will receive the standard in accordance with the Company's standard compensatory program for non-employee directors. Mr. Black and Ms. Chow qualify as independent directors under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Subscription Agreement dated July 14, 2023, by and among Plum Acquisition Corp. I, Plum Partners, LLC, and Polar Multi-Strategy Master Fund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM ACQUISITION CORP. I

By:	/s/ Kanishka Roy
Kanishka Roy
Co-Chief Executive Officer and President

Date: July 17, 2023